Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2024, by and among Lantronix, Inc., a Delaware corporation (the “Company”), and 180 Degree Capital Corp., a New York corporation (“180 Degree Capital”). The Company and 180 Degree Capital are each herein referred to as a “Party” and collectively, the “Parties.”

WHEREAS, as of the date hereof, 180 Degree Capital beneficially owns 719,337 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, 180 Degree Capital and the Company engaged in discussions regarding the nomination and solicitation of certain new director candidates for election to the Board of Directors of the Company (the “Board”) at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), which the Company shall use reasonable best efforts to hold on November 5, 2024 and in any event will hold no later than December 3, 2024; and

WHEREAS, the Company and 180 Degree Capital have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Board Composition and Related Matters.

(a) The Company agrees that, as promptly as practicable following the execution and delivery of this Agreement, the Board and all applicable committees of the Board will take all necessary action to (i) nominate Narbeh Derhacobian and Kevin Palatnik (each a “New Director,” and collectively, the “New Directors”) for election to the Board at the 2024 Annual Meeting and recommend, support and solicit proxies for the election of the New Directors at the 2024 Annual Meeting in the same manner as for the Company’s other nominees at the 2024 Annual Meeting, and (ii) ensure that two directors serving on the Board as of the date preceding the date of this Agreement will not stand for re-election at the 2024 Annual Meeting.

(b) 180 Degree Capital represents that as of the date of this Agreement neither it nor any of its Affiliates is, and during the term of this Agreement such persons will not become, a party to any agreement, arrangement or understanding, written or oral, with any of the New Directors regarding such person’s service on the Board or any committee thereof.

(c) Each Party acknowledges that the New Directors, upon appointment to the Board, shall be governed by all the same policies, processes, procedures, codes, rules, standards and guidelines applicable to all members of the Board, including, but not limited to, the Company’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines and similar governance documents, policies, procedures, processes, codes, rules, standards and guidelines that are applicable to all of the Company’s non-employee directors.

(d) Each of the New Directors will be entitled to the same director benefits as other non-employee members of the Board, including, but not limited to, (i) compensation for such director’s service as a director and reimbursement of such director’s expenses on the same basis as all other non-employee directors of the Company; (ii) equity-based compensation grants and other benefits on the same basis as all other non-employee directors of the Company; and (iii) the same rights of indemnification, advancement and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.

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(e) The Company agrees that if any of the New Directors is unable or unwilling to serve as a director for any reason, resigns as a director or is removed as a director prior to the expiration of the Termination Date (as defined below), then 180 Degree Capital shall have the ability to recommend a replacement person (the “Replacement Appointee”), provided that any such substitute person so recommended shall qualify as “independent” pursuant to Nasdaq’s listing standards and have the relevant business, financial or governance expertise to fill the resulting vacancy, including with respect to any applicable committee(s) of the Board of which the applicable New Director was a member immediately prior to such applicable New Director becoming unable or unwilling to serve as a director, and shall provide any information the Company reasonably requires to complete its customary onboarding procedures for Board members (including a completed directors’ and officers’ questionnaire in substantially similar form and substance to those required by current members of the Board and consent to a customary background check). Upon the recommendation of a Replacement Appointee by 180 Degree Capital, the Board and/or any applicable committee thereof shall make its determination regarding whether such Replacement Appointee meets the foregoing criteria no later than ten (10) Business Days after such recommendation; provided, however, that if the Board does not accept such Replacement Appointee as recommended, the Parties shall continue to follow the aforementioned procedures until a Replacement Appointee is appointed or elected to the Board as recommended by 180 Degree Capital. Subject to applicable national securities exchange rules and applicable law, upon a Replacement Appointee’s appointment to the Board, the Board and all applicable committees of the Board shall take all actions necessary to appoint such Replacement Appointee to any applicable committee(s) of the Board of which the applicable New Director was a member immediately prior to such applicable New Director becoming unable or unwilling to serve as a director. The provisions of this section shall apply to any Replacement Appointee nominated or appointed to the Board who becomes unable to serve as a director or nominee prior to the Termination Date. Any Replacement Appointee shall be considered a New Director for all purposes of this Agreement, and shall succeed to all of the rights and privileges, and be bound by the terms and conditions, of the New Directors under this Agreement. The Company’s obligations under this subparagraph (e) shall terminate upon the earliest of such time as: (a) 180 Degree Capital beneficially owns shares of the Company’s common stock representing in the aggregate less than one percent (1%) of the Company’s then-outstanding common stock; or (b) any member of 180 Degree Capital or any of its Representatives breaches in any material respect any of the terms of this Agreement, upon five Business Days written notice by the Company to 180 Degree Capital if such breach has not been cured within such notice period, provided that the Company is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period.

(f) The Company agrees that from the date of this Agreement until the Termination Date, the size of the Board shall be no greater than six (6) members except with the approval of the Board which includes the approval or abstention of both New Directors.

2. Voting Commitment. Until the Termination Date, 180 Degree Capital shall appear in person or by proxy at each Stockholder Meeting for quorum purposes and to vote all shares of Common Stock that are owned of record or beneficially owned, as of the record date for such Stockholder Meeting, by it or its controlling or controlled Affiliates and over which it has voting power on the Company’s proxy card or consent card (a) in favor of the election of each person nominated by the Board for election as a director; (b) against the election as director of any person that is not approved and recommended by the Board for election at any such Stockholder Meeting; (c) against any proposals or resolutions to remove any member of the Board; and (d) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of stockholder action at such Stockholder Meeting; provided, however, that 180 Degree Capital shall be permitted to vote all or some of the shares of Common Stock that it beneficially owns and over which it has voting power at such Stockholder Meeting in its sole discretion with respect to an Extraordinary Transaction; provided further, that to the extent Institutional Shareholder Services Inc. (“ISS”) or Glass, Lewis & Co., LLC (“Glass Lewis”) recommends otherwise, 180 Degree Capital may vote its shares of Common Stock in accordance with the ISS or Glass Lewis recommendation on such matter (other than the election or removal of directors to which this proviso shall not apply).

3. Standstill. Prior to the Termination Date, except as otherwise expressly provided in this Agreement, without the prior written consent of the Company, 180 Degree Capital shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly:

(a) acquire, or offer, seek or agree to acquire, by purchase or otherwise (including by joining a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act (as defined below)), or direct any third party in the acquisition of beneficial ownership of any securities of the Company or assets of the Company, or rights or options to acquire any securities of the Company or assets of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to securities of the Company, in each case if such acquisition, offer, agreement or transaction would result in the 180 Degree Capital having aggregate beneficial ownership in excess of 9.9 percent of any class of Voting Securities outstanding at such time;

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(b) (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election or removal at any Stockholder Meeting at which the Company’s directors are to be elected or otherwise seek representation on the Board; (ii) knowingly initiate or participate in, directly or indirectly, any solicitation of proxies or consents in respect of any election contest or removal contest at any Stockholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any business by any stockholder of the Company to be brought before any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies or consents in respect of any business by any stockholder of the Company to be brought before any Stockholder Meeting; (v) knowingly initiate, seek to advise, influence, encourage or participate in any “withhold,” “against,” “vote no,” defeat quorum or similar campaign with respect to any nomination or proposal made by or at the direction of the Board and brought before any Stockholder Meeting; (vi) knowingly encourage, advise or influence any other person or knowingly assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding (other than such encouragement, advice or influence that is consistent with the Company’s recommendation in connection with such matter); or (vii) request that, or knowingly encourage any person to request that, the Company call any Stockholder Meeting;

(c) form, join or in any way participate in any group or agreement of any kind with respect to any Voting Securities, including in connection with any election or removal contest with respect to the Company’s directors or any business by any stockholder of the Company to be brought before any Stockholder Meeting;

(d) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof (other than as otherwise in accordance with this Agreement);

(e) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company and would, in the aggregate or individually, result in 180 Degree Capital ceasing to have a “net long position” in the Company;

(f) sell, offer or agree to sell all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying common stock of the Company held by a Representative of 180 Degree Capital to any third party;

(g) demand an inspection of the stock list materials or the books and records of the Company or its subsidiaries;

(h) (i) make any public proposal with respect to or (ii) make any public statement or otherwise seek to encourage, advise or assist any person with respect to any public proposals or statements related to (A) any change in the number or term of directors serving on the Board or the filling of any vacancies or newly created directorships on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, governance, corporate structure, affairs or policies, (D) any Extraordinary Transaction or any material acquisition of any assets or businesses of the Company or any of its subsidiaries, (E) causing any class or series of the Company’s equity securities to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, (F) causing any class or series of the Company’s equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or (G) any intent, purpose, plan or proposal that is inconsistent with the standstill provisions of this Agreement;

(i) knowingly initiate, directly or indirectly, any unsolicited Extraordinary Transaction or make, directly or indirectly, any unsolicited proposal, either alone or in concert with others, to the Company or the Board (or any committee thereof) that would reasonably be expected to require a public announcement or disclosure regarding any such matter (it being understood that the foregoing shall not restrict 180 Degree Capital from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);

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(j) effect or seek to effect, offer or propose to effect, cause, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any unsolicited: (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, consolidation, acquisition, share exchange or other business combination involving any of the Voting Securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses (it being understood that each of the foregoing (i)-(iii) shall not restrict 180 Degree Capital from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);

(k) enter into any negotiations, agreements, arrangements or understandings with any Third Party with respect to the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;

(l) publicly make or in any way advance publicly any request or proposal that the Company or the Board (or any committee thereof) amend, modify or waive any provision of this Agreement; or

(m) take any action challenging the validity or enforceability of this Section 3 or this Agreement.

Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3 shall not prevent 180 Degree Capital from (1) making any factual statement or public disclosure as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the Party from whom information is sought (so long as such request did not arise as a result of action by 180 Degree Capital or its Affiliates), (2) making any confidential communication to the Company or its directors and officers that would not be reasonably expected to trigger public disclosure obligations for either Party, or (3) tendering shares of Common Stock, receiving payment for shares of Common Stock or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. Furthermore, for the avoidance of doubt, nothing in this Section 3 shall be deemed to limit the exercise in good faith by the New Directors of their fiduciary duties in their capacities as directors of the Company.

4. Non-Disparagement. Subject to applicable law, until the later to occur of (A) the Termination Date or (B) if the Company delivers the Renomination Notice (as defined below) (regardless of whether the New Directors accept such nomination and/or resign prior to the Termination Date), the Extension Date (as defined below), the Company and 180 Degree Capital shall each refrain from making, and shall instruct their respective Representatives not to make or cause to be made, any public or private statement to a third party or announcement, including without limitation in any document or report filed with or furnished to the SEC or through the press, media (including social media), analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, attempts to discredit, criticizes, calls into disrepute, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by 180 Degree Capital or its respective Representatives, the Company, any of its Representatives, any of its current or former directors, officers or employees, or the Company’s corporate strategy, corporate activities, practices, procedures, business, business operations, products or services and (b) in the case of statements or announcements by the Company or its Representatives, 180 Degree Capital or any of its respective Representatives. The restrictions in this Section 4 shall not (a) apply to (i) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the Party from whom information is sought, in each case, to the extent legally required, or (ii) any disclosure that such Party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; (b) prohibit any Party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder; or (c) apply to efforts to enforce either Party’s rights pursuant to this Agreement in accordance with this Agreement. The limitations set forth in this Section 4 shall not prevent any Party from responding to any public statement made by the other Party of the nature described in this Section 4 if such statement by the other Party was made in breach of this Agreement.

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5. No Litigation. Prior to the Termination Date, each Party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives acting on its behalf to, directly or indirectly, alone or in concert with others, knowingly encourage, pursue or assist any other person to threaten or initiate, any action, suit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other Party or any of its Representatives, except for (a) claims arising out of facts not known by such Party as of the date hereof, (b) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (c) counterclaims and affirmative defenses with respect to any Legal Proceeding initiated by, or on behalf of one Party or its Affiliates against the other Party or its Affiliates; provided, however, that this Section 5 shall not prevent any Party or any of its Representatives from (i) responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such Party or any of its Representatives; provided, further, that in the event any Party or any of its Representatives receives such Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be legally prohibited or not practicable); (ii) bringing bona fide commercial disputes that do not in any manner relate to the subject matter of this Agreement; (iii) exercising statutory appraisal rights; or (iv) responding to or complying with a validly issued legal process. Each Party represents and warrants that neither it nor any assignee has filed any Legal Proceeding against the other Party.

6. Public Statements; SEC Filings.

(a) Promptly following the execution of this Agreement, the Company and 180 Degree Capital shall each issue a mutually agreeable press release (the “Company’s Press Release” and “180 Degree Capital’s Press Release,” respectively, and collectively, the “Press Releases”) announcing the terms of this Agreement in the form attached hereto as Exhibit A and Exhibit B, respectively. Prior to the issuance of the Press Releases and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) or 180 Degree Capital nor any of their respective Affiliates or Associates shall issue any press release or public announcement with respect to the entry into this Agreement or take any action that would require public disclosure of this Agreement without the prior written consent of the other Party, except to the extent required by law.

(b) Promptly following the execution of this Agreement, the Company shall file (or cause to be filed) with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide 180 Degree Capital and its Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any timely comments of the members of the 180 Degree Capital and its Representatives.

7. Affiliates and Associates. Each Party shall instruct its controlled Affiliates and its Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or such Associate. A breach of this Agreement by a controlled Affiliate or an Associate of a Party, if such controlled Affiliate or such Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or such Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or such Associate was a party to the same extent as a party to this Agreement.

8. Representations and Warranties.

(a) 180 Degree Capital represents and warrants that (i) the authorized signatory set forth on the signature page hereto has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. 180 Degree Capital represents and warrants that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of any organizational documents of it as currently in effect, and that the execution, delivery and performance of this Agreement by it does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to it or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound.

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(b) The Company hereby represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents and warrants that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, and that the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9. Termination.

(a) The initial term of this Agreement shall end on the earlier of (i) the date that is fifteen (15) days prior to the deadline for the submission of stockholder nominations for the Company’s 2025 annual meeting of stockholders, and (ii) the date that is one hundred twenty days (120) prior to the first anniversary of the 2024 Annual Meeting (the date of termination, the “Termination Date”); provided, however, that the term of this Agreement shall be extended until the date (such date, the “Extension Date”) that is the earlier of (i) the date that is fifteen (15) days prior to the deadline for the submission of stockholder nominations for the Company’s 2026 (or such later year in the case of successive renewals) annual meeting of stockholders, and (ii) the date that is one hundred twenty days (120) prior to the first anniversary of the 2025 Annual Meeting (or such later year in the case of successive renewal) if the Company notifies 180 Degree Capital ten days prior to the originally scheduled Termination Date that it has irrevocably offered the New Directors to re-nominate such New Directors (including any Replacement Appointee) at the 2025 Annual Meeting and recommend, support and solicit proxies for the election of such New Directors at the 2025 Annual Meeting in the same manner as for the Company’s other nominees at such annual meeting (such notification, the “Renomination Notification”), unless both of the New Directors resign from the Board prior to the originally scheduled Termination Date (in which case (i) the Company shall not be obligated to re-nominate, recommend, support or solicit proxies for the New Directors and (ii) the term of this Agreement shall not be extended and shall end on the originally scheduled Termination Date).

(b) If this Agreement is terminated in accordance with this Section 9, this Agreement shall forthwith become null and void, but no termination shall relieve either Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, Section 4, this Section 9 and Sections 11 through 15 shall survive the termination or expiration of this Agreement in accordance with their respective terms.

10. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company to:

Lantronix, Inc.

48 Discovery, Suite 250

Irvine, California 92618

Attn: Saleel Awsare

Email: Chief Executive Officer

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with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025-7019

Attn: Brad L. Finkelstein

Email: bfinkelstein@omm.com

If to 180 Degree Capital:

180 Degree Capital Corp.

7 N. Willow Street, Suite 4B

Montclair, New Jersey 07042

Attn: Daniel B. Wolfe

Email: daniel@180degreecapital.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019

Attn: Andrew M. Freedman

          Nikoleta Holevas

Email: AFreedman@olshanlaw.com

           NHolevas@olshanlaw.com

11. Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The Parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each Party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding in any such court, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each Party irrevocably consents to accept service of process in any such Legal Proceeding by first class certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 10. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the Parties irrevocably agrees that, subject to any available appeal rights, any decision, order, or judgment issued by such above named courts shall be binding and enforceable, and irrevocably agrees to abide by any such decision, order, or judgment.

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12. Specific Performance. Each Party to this Agreement acknowledges and agrees that the other Party would be irreparably injured by an actual breach of this Agreement by the first- mentioned Party or its Representatives and that monetary remedies would be inadequate to protect either Party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the Parties under this Agreement, each Party shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof without the necessity of posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching Party.

13. Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or 180 Degree Capital, as applicable, and “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that, for purposes of this Agreement, 180 Degree Capital shall not be an Affiliate or Associate of the Company and the Company shall not be an Affiliate or Associate of 180 Degree Capital; (b) the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals or variations thereof) have the meanings ascribed to such terms under the Exchange Act, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act as in effect as of the date of this Agreement; (c) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (e) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a Third Party that, in each case, results in a change in control of the Company or the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill and its corporate franchises; (f) the term “Representatives” of a person means (i) such person’s Affiliates and Associates and (ii) such person’s Affiliates and Associates and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (g) the term “SEC” means the U.S. Securities and Exchange Commission; (h) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by consent in lieu of a meeting of the Company’s stockholders, and any adjournment, postponement, rescheduling or continuation thereof; (i) the term “Third Party” refers to any person that is not a Party to this Agreement or an Affiliate or Associate thereof, a member of the Board, a director or officer of the Company, 180 Degree Capital, or legal counsel to any Party to this Agreement; and (j) the term “Voting Securities” shall mean the Common Stock and any other securities of the Company entitled to vote in the election of directors. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word “or” is not exclusive, (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated, (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders, and (vi) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

14. Miscellaneous.

(a) This Agreement, including all exhibits and schedules hereto, contains the entire agreement between the Parties and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

(b) Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.

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(c) This Agreement shall not be assignable by operation of law or otherwise by a Party without the consent of the other Party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.

(d) Neither the failure nor any delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(f) Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each Party.

(g) This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h) Each Party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement.

(i) Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(j) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY: LANTRONIX, INC.

By:	/s/ Saleel Awsare
Name:	Saleel Awsare
Title:	Chief Executive Officer

[Signatures continue on next page]

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180 DEGREE CAPITAL CORP.

By:	/s/ Daniel B. Wolfe
Name:	Daniel B. Wolfe
Title:	President

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EXHIBIT A

Company’s Press Release

Lantronix Enters Into Cooperation Agreement With
180 Degree Capital Corp.

IRVINE, Calif., Aug. 12, 2024 — Lantronix Inc. (NASDAQ: LTRX) (the “Company”), a global leader in compute and connectivity IoT solutions, today announced that it has entered into a cooperation agreement with Lantronix stockholder 180 Degree Capital Corp. (“180 Degree Capital”). Under the terms of the agreement, Messrs. Narbeh Derhacobian and Kevin Palatnik will be nominated for election to the Lantronix Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting of Stockholders. The date of the Annual Meeting has not yet been announced.

“We take seriously our commitment to creating shareholder value and to working collaboratively with shareholders to achieve that goal,” said Saleel Awsare, Chief Executive Officer of Lantronix. “Our relationship with 180 Degree Capital has been collegial and productive, and we appreciate the opportunity to nominate experienced technology leaders Narbeh Derhacobian and Kevin Palatnik for election to our Board at the upcoming Annual Meeting.”

“We would like to thank Saleel, his colleagues and the Board for engaging in a constructive process that resulted in these nominations,” said Daniel B. Wolfe, President of 180 Degree Capital. “180 Degree Capital prides itself on working collaboratively with management teams and boards of directors to unlock value for all stakeholders of its investee public companies. We were fortunate to work with Narbeh Derhacobian and Kevin Palatnik during their tenures at a prior portfolio company, and we look forward to their contributions helping to build value at Lantronix.”

Pursuant to its agreement with the Company, 180 Degree Capital has agreed to customary standstill and voting commitments, among other provisions. The full agreement between Lantronix and 180 Degree Capital will be filed with the U.S. Securities and Exchange Commission.

About Lantronix

Lantronix Inc. is a global leader in compute and connectivity IoT solutions that target high-growth industries, including Smart Cities, Automotive and Enterprise. Lantronix’s products and services empower companies to achieve success in the growing IoT markets by delivering customizable solutions that address each layer of the IoT Stack. Lantronix’s leading-edge solutions include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with advanced Out-of-Band Management (OOB) for Cloud and Edge Computing.

For more information, visit the Lantronix website.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our management’s expectations about the future benefits of our entry into the Cooperation Agreement and the election of the new directors to our Board. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Other factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent conflicts in Europe, Asia and the Middle East, hostilities in the Red Sea, or other causes; our ability to successfully convert our backlog and current demand; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to continue to generate revenue from products sold into mature markets; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; issues relating to the stability of our financial and banking institutions and relationships; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; the impact of rising interest rates; our ability to attract and retain qualified management; and any additional factors included in our Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 12, 2023, including in the section entitled “Risk Factors” in Item 1A of Part I of that report; in our Quarterly Report on Form 10-Q for the fiscal quarter ended Mar. 31, 2024, filed with the SEC on Apr. 29, 2024, including in the section entitled “Risk Factors” in Item 1A of Part II of such report; and in our other public filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Important Additional Information Regarding Proxy Solicitation

We intend to file a proxy statement and proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for our 2024 Annual Meeting of stockholders (the “Proxy Statement” and such meeting, the “2024 Annual Meeting”). The Company, our directors and certain of our executive officers are participants in the solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement for the 2024 Annual Meeting and other relevant documents to be filed with the SEC.

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Additional information regarding the participants and their respective interests in the Company by security holdings or otherwise is set forth under the captions “Corporate Governance and Board Matters”, “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in our proxy statement for the 2023 Annual Meeting of stockholders, filed with the SEC on October 2, 2023 (the “2023 Proxy Statement”) and available at https://www.sec.gov/Archives/edgar/data/1114925/000114036123046348/ny20009953x1_def14a.htm.

To the extent holdings of such participants in our securities have changed since the amounts described in the 2023 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of our Board of Directors for election at the 2024 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by us with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at our investor relations website at https://www.lantronix.com/investor-relations/sec-filings.

© 2024 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark. Other trademarks and trade names are those of their respective owners.

# # #

Lantronix Media Contact:

Gail Kathryn Miller

Corporate Marketing &

Communications Manager

media@lantronix.com

949-212-0960

Lantronix Analyst and Investor Contact:

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com
949-450-7241

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EXHIBIT B

180 Degree Capital’s Press Release

180 DEGREE CAPITAL CORP. NOTES AGREEMENT WITH LANTRONIX, INC. FOR NOMINATION OF DIRECTORS AT UPCOMING ANNUAL MEETING OF STOCKHOLDERS

Montclair, NJ – August 12, 2024 – 180 Degree Capital Corp. (NASDAQ:TURN) (“180 Degree Capital”) today noted its cooperation agreement with Lantronix, Inc. (“LTRX”), to include Narbeh Derhacobian and Kevin Palatnik as director nominees (the “Nominees”) at LTRX’s upcoming 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”). This Cooperation Agreement between 180 Degree Capital and LTRX (the “Agreement”) can be found at: [edgar link].

“As long-time, supportive investors in LTRX, we would like to thank Saleel Awsare, LTRX’s Chief Executive Officer, and LTRX’s board of directors for constructive engagement over the past months that led to today’s announcement of the Agreement,” said Kevin M. Rendino, Chief Executive Officer of 180 Degree Capital. “We call ourselves constructive activists for exactly this reason. We are not looking to create disruptions in the businesses of our investee companies. We seek to work with our investee management teams and boards of directors to unlock value for all stakeholders of the business, including 180 Degree Capital.”

“We believe LTRX is a well-positioned company with differentiated products and assets that are undervalued at its current stock price,” added Daniel B. Wolfe, President of 180 Degree Capital. “It is a very similar situation to our prior portfolio company, Adesto Technologies, Inc., that included Narbeh Derhacobian as its Chief Executive Officer and Kevin Palatnik on its board of directors. We believe Narbeh and Kevin bring a wealth of experience that can help Saleel and his management team build substantial value for all stakeholders of LTRX as members of its Board.”

“We value our collaborative and productive relationship with 180 Degree Capital and thank them for introducing Lantronix to Narbeh Derhacobian and Kevin Palatnik as candidates to serve on the Lantronix Board of Directors.” said Saleel Awsare, Chief Executive Officer of Lantronix. “Based on their vast experience at leading-edge technology companies, Narbeh and Kevin have tremendous potential to help grow our shareholder value as we remain focused on our strategy to enable edge intelligence with our compute and connect solutions.”

About 180 Degree Capital Corp.

180 Degree Capital Corp. is a publicly traded registered closed-end fund focused on investing in and providing value-added assistance through constructive activism to what we believe are substantially undervalued small, publicly traded companies that have potential for significant turnarounds. Our goal is that the result of our constructive activism leads to a reversal in direction for the share price of these investee companies, i.e., a 180-degree turn. Detailed information about 180 and its holdings can be found on its website at www.180degreecapital.com.

Press Contact:
Daniel B. Wolfe
Robert E. Bigelow
180 Degree Capital Corp.
973-746-4500
ir@180degreecapital.com

Mo Shafroth
RF Binder
Morrison.shafroth@rfbinder.com

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Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company’s securities filings filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company’s business and other significant factors that could affect the Company’s actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference and link to the website www.180degreecapital.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release. 180 is not responsible for the contents of third-party websites.

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